Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of RYTHM, Inc. (formerly known as Agrify Corporation) of our report, dated March 21, 2025, relating to the consolidated financial statements of Agrify Corporation as of December 31, 2024 and for the year then ended, and the retrospective adjustments to the 2023 consolidated financial statements described in Notes 1 and 6, except for the retroactive impact of the reverse stock split on October 8, 2024, as to which the date is March 27, 2025, and for the retrospective adjustments related to the discontinued operations of the Extraction Business described in Notes 1 and 6, as to which the date is October 8, 2025, which appears in RYTHM, Inc.’s Current Report on Form 8-K dated October 8, 2025. We also consent to the reference to us under the heading “Experts” in this Amendment No. 1 to Registration Statement.

/s/ GuzmanGray
GuzmanGray
Costa Mesa, California

December 12, 2025

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Amendment No. 1 to Registration Statement on Form S-3 of RYTHM, Inc. (formerly known as Agrify Corporation) of our report, dated February 21, 2025, relating to the financial statements of Double or Nothing, LLC as of December 31, 2023 and 2022 and for the years then ended appearing in the Amended Current Report on Form 8-K/A of Agrify Corporation filed on February 25, 2025. We also consent to the reference to us under the heading “Experts” in this Amendment No 1. to Registration Statement.

/s/ GuzmanGray
GuzmanGray
Costa Mesa, California

December 12, 2025